UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 18, 2015

Waste Management, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. employer identification number)

1001 Fannin, Suite 4000 Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Attached is a press release issued by Waste Management, Inc. (the “Company”) announcing the commencement of a tender offer (the “Tender Offer”), consisting of an offer by the Company to purchase for cash any and all of its outstanding 7.00% Senior Notes due 2028, 7.375% Senior Notes due 2029, 7.75% Senior Notes due 2032 and 6.125% Senior Notes due 2039 and an offer by Waste Management Holdings, Inc., a wholly owned subsidiary of the Company, to purchase for cash any and all of its outstanding 7.10% Notes due 2026, in each case together with any related guarantees. The Tender Offer is subject to the terms and conditions set forth in the Offer to Purchase, Letter of Transmittal and Notice of Guaranteed Delivery dated February 18, 2015, relating thereto.

The information provided pursuant to this Item 7.01 is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number

99.1	Press Release dated February 18, 2015, issued by Waste Management, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: February 18, 2015	By:	/s/ Barry H. Caldwell
	Name:	Barry H. Caldwell
	Title:	Senior Vice President, Corporate Affairs Chief Legal Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated February 18, 2015, issued by Waste Management, Inc.

4